LISTING AGREEMENT
 Exchange-Traded Products1

The undersigned, being a duly authorized officer of _______Spinnaker ETF Trust________________
                                    Full Name of Issuer2
(the "Issuer") does hereby certify that this agreement is made pursuant to resolutions adopted by the Issuer's governing body to list the following securities on NYSE Arca, Inc. ("Exchange"):

Security Description	Underlying Index and Ticker Symbol	CUSIP Number*	DRS Eligible (yes/no)
Fieldstone Merlin Dynamic Large Cap Growth ETF (FMDG)	NA (active)	84858T 103
Fieldstone UVA Unconstrained Medium-Term Fixed Income ETF (FFIU)	NA (active)	84858T 202
Fieldstone UVA Dividend Value ETF (FFDV)	NA (active)	84858T 301

(1)
The Issuer certifies that it (or its authorized agent) has read, understands, and agrees to be bound by and comply with all applicable listing rules, procedures, maintenance requirements, and policies, as contained in the NYSE Arca Equities Rules, as may be amended from time to time.

(2)	Where required by the Exchange, the Issuer agrees to list on the Exchange all subsequent amounts of the above security(s) to be listed which may be issued or authorized for issuance.

(3)
For purposes of publicity related to the Issuer's listing on the Exchange, the Issuer authorizes the Exchange to use the Issuer's corporate logos, web site address, trade names, and trade/service marks in order to convey quotation information, transactional reporting information and any other information related to the Issuer's listing on the Exchange.

______________________________________________________

1 Note:  The Exchange-Traded Products Listing Application must be completed for the following securities described in NYSE Arca Equities Rules 5.2(j)(1) (Other Securities); 5.2(j)(2) (Equity Linked Notes); 5.2(j)(3) (Investment Company Units – Exchange Traded Funds (ETFs)); 5.2(j)(4) (Index-Linked Exchangeable Notes; 5.2(j)(5) (Equity Gold Shares); 5.2(j)(6) (Equity Index-Linked Securities, Commodity-Linked Securities, Currency-Linked Securities, Fixed Income Index-Linked Securities, Futures-Linked Securities and Multifactor Index-Linked Securities); 5.2(j)(7) Trust Certificates; 8.3 (Currency and Index Warrants); 8.100 (Portfolio Depositary Receipts); 8.200 (Trust Issued Receipts); 8.201 (Commodity-Based Trust Shares); 8.202 (Currency Trust Shares); 8.203 (Commodity Index Trust Shares); 8.204 (Commodity Futures Trust Shares); 8.300 (Partnership Units); 8.400 (Paired Trust Shares); 8.500 (Trust Units); 8.600 (Managed Fund Shares) and 8.700 (Managed Trust Shares)

2 In the event that the Issuer of the securities to be listed is an entity without officers and/or directors, the term "Issuer" as used herein shall encompass such entity as well as the entity responsible for its organization and/or continued management (its "Sponsor").

(4)
The Issuer indemnifies the Exchange and holds it harmless from any third party rights and/or claims arising out of the Exchange's or any affiliate's use of the Issuer's corporate logos, web site address, trade names, trade/service marks and/or the trading symbol used by the Issuer.

(5)
The Issuer will maintain a transfer office or agency (noted below) where the security(s) herein referenced shall be transferable, and (unless such securities are issued in book-entry form only) will keep the office or agency supplied with sufficient certificates to meet the demands for transfer of the security(s).

Name:  The Bank of New York Mellon Phone No.  _____________________
Address:  2 Hanson Place, Brooklyn, NY 11217

(6)
The Issuer  certifies that the security(s) has been accepted for deposit at DTCC and is either (check one):  eligible for the direct registration system of DTCC [     ] or is issued in book-entry form only [    ]

(7)	The Issuer agrees to furnish to the Exchange on demand such information concerning the Issuer as the Exchange may reasonably request.

(8)	The Issuer agrees to pay when due all fees associated with its listing of securities on the Exchange, in accordance with the Exchange's rules.

(9)	The Issuer agrees to file all required periodic reports with the Securities and Exchange Commission ("SEC") by the due dates established by the SEC.

(10)
The Issuer agrees that nothing herein contained or inferred shall be construed as constituting the Issuer's contract for the continued listing of the Issuer's security(s) on the Exchange.  The Issuer understands that the Exchange may suspend its security(s) with or without prior notice to the Issuer, upon failure of the Issuer to comply with any one or more sections of this agreement, or when in its sole discretion, the Exchange shall determine that such suspension of dealings is in the public interest or otherwise warranted.

Spinnaker ETF Trust on this 28th day of April, 2017,
(Full Name of the Issuer)   attests that it is in full agreement with the terms and conditions contained herein.

By
Signature of Authorized Officer

Katherine M. Honey
Printed Name of Authorized Officer

_President / Principle Executive
Title

Completed agreements and supporting documents should be sent to:
NYSE Regulation

Issuer Regulation
100 South Wacker Drive, Suite 1800
Chicago, IL 60606